Exhibit 99.01

Imperva Announces Second Quarter 2012 Financial Results

•	Total revenue of $24.6 million during the second quarter, up 30% year-over-year
•	Services revenue growth of 41% was driven by the 229% increase in subscription revenue
•	GAAP operating loss of $1.4 million compared to $2.8 million year-over-year
•	Non-GAAP operating loss improves to $0.3 million from $2.5 million year-over-year
•	Total deferred revenue increased 49% year over year to $36.5 million

Redwood Shores, Calif. – August 9, 2012 – Imperva, Inc. (NYSE: IMPV), a pioneer and leader of a new category of business security solutions for critical applications and high-value data in the data center, today announced financial results for the second quarter ended June 30, 2012.

“We are very pleased with our strong execution during the quarter and ability to achieve strong results across all of our key operating metrics,” stated Shlomo Kramer, President and Chief Executive Officer of Imperva. “Our performance was driven by the combination of continued demand for our integrated solution and strong growth of subscriptions. We also had solid growth across all geographic regions and continued to make progress on leveraging the investments made in our global sales and research and development infrastructure. Imperva remains well positioned to maintain its momentum during the second half of the year due to a healthy pipeline of business and expanding product line.”

Second Quarter 2012 Financial Highlights

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Revenue: Total revenue for the second quarter of 2012 was $24.6 million, an increase of 30% compared to $18.8 million in the second quarter of 2011. Within total revenue, product revenue was $14.0 million, an increase of 23% compared to the second quarter of 2011. Services revenue increased 41% year over year to $10.5 million and accounted for 43% of total revenue, up from 40% in the second quarter of 2011. Within services revenue, overall subscription revenue grew 229%, to $976,000 compared to the second quarter of 2011.

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Operating Loss: Operating loss as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $1.4 million for the second quarter compared to a loss of $2.8 million during the second quarter in 2011. GAAP results included stock-based compensation expense of $1.2 million for the second quarter of 2012 and $0.3 million for the second quarter of 2011. Non-GAAP operating loss for the second quarter was $0.3 million, compared to a loss of $2.5 million during the same period in 2011, excluding the above mentioned charges.

•

Net Loss: GAAP net loss attributable to Imperva stockholders for the second quarter was $1.5 million, or $0.07 per share based on 22.6 million weighted average diluted shares outstanding. This compares to GAAP net loss attributable to Imperva stockholders of $2.9 million, or $0.53 per share based on 5.4 million weighted average shares outstanding in the prior-year period.

Non–GAAP net loss attributable to Imperva stockholders for the second quarter of 2012 was $0.4 million, or $0.02 per share based on 22.6 million weighted average diluted shares outstanding, excluding the above mentioned charges. This compares to non-GAAP net loss attributable to Imperva stockholders of $2.6 million, or $0.16 per share based on 16.2 million weighted average diluted shares outstanding in the prior year period.

Both GAAP and non-GAAP loss per share attributable to Imperva stockholders for the second quarter ended June 30, 2012 adjust for the loss attributable to Imperva’s non controlling interest in Incapsula. A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

•	Balance Sheet: As of June 30, 2012, Imperva had cash, cash equivalents and investments of $100.3 million.

Second Quarter 2012 Operating Highlights

•

During the second quarter of 2012, Imperva booked 56 deals with a value over $100,000, up 12% compared to the second quarter of last year. During the six months ended June 30, 2012, the company booked 113 deals with a value over $100,000, an increase of 36% year over year.

•	Total deferred revenue of $36.5 million was up 49% compared to $24.5 million at June 30, 2011.

•

During the second quarter of 2012, Imperva added 127 new customers, up 37% compared to the second quarter of last year. During the six months ended June 30, 2012, the company added 216 new customers, an increase of 26% year over year. Imperva now has over 1,900 customers in more than 60 countries around the world.

•	Imperva released version 9.5 of its flagship SecureSphere Suite. Enhancements included:

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SecureSphere Web Application Firewall - extension of Dynamic Profiling to further simplify the management of security policy for complex web applications and improve support for modern application frameworks used for mobile applications.

•	SecureSphere for SharePoint - enhanced protection against compromised insiders, and automates discovery of SharePoint add on applications.

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SecureSphere Database Activity Monitoring - simplified management of large scale deployments and improved support for data warehousing environments, including new support for Oracle Exadata as well as extended support for Teradata and Sybase IQ.

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Imperva announced it had added support for ThreatMetrix device identification and fraud malware detection to ThreatRadar Fraud Prevention Services to help secure high-risk transactions, new account origination and online authentication against fraud.

Business Outlook

The following forward-looking statements reflect expectations as of August 9, 2012. Results may be materially different and could be affected by the factors detailed in this press release and in recent Imperva SEC filings.

Third Quarter Expectations – Ending September 30, 2012

Imperva expects total revenue for the third quarter of 2012 to be in the range of $24.6 million to $25.0 million, representing growth in the range of 25% to 27% compared to the same period in 2011. The company expects in the third quarter of 2012 non-GAAP gross margins of approximately 79%. Further, Imperva expects in the third quarter of 2012 non-GAAP operating loss to be in the range of $0.5 million to $0.9 million and non-GAAP net loss attributable to Imperva stockholders to be in the range of $0.4 million to $0.8 million, or a loss of $0.02 to $0.03 per share, which excludes stock-based compensation expense.

Full Year Expectations –Ending December 31, 2012

Imperva expects total revenue for 2012 to be in the range of $99.5 million to $101.5 million, or up 27% to 30% compared to 2011. Imperva expects 2012 non-GAAP gross margins of approximately 79%. Further, the company expects 2012 non-GAAP operating loss to be in the range of $2.7 million to $3.1 million and non-GAAP net loss attributable to Imperva stockholders to be in the range of $2.3 million to $2.7 million, or a loss of $0.11 to $0.13, which excludes stock-based compensation expense. Imperva expects capital expenditures for the full year to be in the range of $2.0 million to $2.5 million. Finally, the company expects to generate positive cash flows from operations in 2012.

Quarterly Conference Call

Imperva will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to review the company’s financial results for the second quarter ended June 30, 2012. To access this call, dial 800.500.3170 for the U.S. and Canada or 719.325.2154 for international callers with conference ID #4381436. A live webcast of the conference call will be accessible from the investors page of Imperva’s website at www.imperva.com, and a recording will be archived and accessible at www.imperva.com. An audio replay of this conference call will also be available through August 23, 2012, by dialing 877.870.5176 for the U.S. and Canada, or 858.384.5517 for international callers and entering passcode 4381436.

Non-GAAP Financial Measures

Imperva reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). To supplement the Imperva unaudited condensed consolidated financial statements presented in accordance with GAAP, Imperva uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of Imperva operations as determined in accordance with GAAP. The non-GAAP financial measures used by Imperva include historical non-GAAP net loss and non-GAAP basic and diluted loss per share. These non-GAAP financial measures exclude stock-based compensation from the Imperva unaudited condensed consolidated statement of operations and give pro forma effect to the conversion of convertible preferred stock and issuance of common stock in connection with Imperva’s initial public offering as if both had happened at the beginning of each period presented.

For a description of these items, including the reasons why management adjusts for them, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Information” as well as the related tables that precede it. Imperva may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Imperva believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the performance of Imperva by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook. Imperva management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing operating results of Imperva, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of the performance of Imperva to prior periods.

Forward Looking Statements

This press release contains forward-looking statements, including without limitation those regarding Imperva’s “Business Outlook” (“Third Quarter Expectations – Ending September 30, 2012” and “Full Year Expectations – Ending December 31, 2012”); Imperva’s belief that it is well positioned to maintain its momentum during the second half of the year, its belief that it has a healthy pipeline of business, and its expectations regarding the impact of its expanding product line on revenue growth. These forward-looking statements are subject to material risks and uncertainties that may cause actual results to differ substantially from expectations. Investors should consider important risk factors, which include: the risk that demand for our business security solutions may not increase and may decrease; the risk that we may not timely introduce new products or versions of our products and that they may not be accepted by the market; the risk that competitors may be perceived by customers to be better positioned to help handle business security threats and protect their businesses from major risk; the risk that the growth of Imperva may be lower than anticipated; and other risks detailed under the caption “Risk Factors” in the company’s Form 10-Q filed with the Securities and Exchange Commission, or the SEC, on May 11, 2012 and the company’s other SEC filings. You can obtain copies of the company’s SEC filings on the SEC’s website at www.sec.gov.

The foregoing information represents the company’s outlook only as of the date of this press release, and Imperva undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, new developments or otherwise.

About Imperva

Imperva is a pioneer and leader of a new category of business security solutions for critical applications and high-value data in the data center. Imperva’s award-winning solutions protect against data theft, insider abuse, and fraud while streamlining regulatory compliance by monitoring and controlling data usage and business transactions across the data center, from storage in a database or on a file server to consumption through applications. With over 1,900 end-user customers in more than 60 countries and thousands of organizations protected through cloud-based deployments, securing your business with Imperva puts you in the company of the world’s leading organizations. For more information, visit www.imperva.com, follow us on Twitter or visit our blog.

© 2012 Imperva, Inc. All rights reserved. Imperva, the Imperva logo and SecureSphere are trademarks of Imperva, Inc.

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IMPERVA, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(On a GAAP basis)

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Net revenue:
Products and license	$14,044	$11,379	$26,096	$21,357
Services	10,510	7,447	19,976	13,892

Total net revenue	24,554	18,826	46,072	35,249
Cost of revenue(1):
Products and license	2,274	1,705	4,128	3,076
Services	3,139	2,206	5,872	4,169

Total cost of revenue	5,413	3,911	10,000	7,245

Gross profit	19,141	14,915	36,072	28,004
Operating expenses(1):
Research and development	4,925	4,316	9,918	8,243
Sales and marketing	11,926	10,559	23,522	20,559
General and administrative	3,739	2,829	7,232	5,123

Total operating expenses	20,590	17,704	40,672	33,925

Loss from operations	(1,449)	(2,789)	(4,600)	(5,921)
Other income (expense), net	11	(86)	(59)	(175)

Loss before provision for income taxes	(1,438)	(2,875)	(4,659)	(6,096)
Provision for income taxes	227	150	380	266

Net loss	(1,665)	(3,025)	(5,039)	(6,362)
Add: Loss attributable to noncontrolling interest	132	149	235	280

Net loss attributable to Imperva, Inc. stockholders	$(1,533)	$(2,876)	$(4,804)	$(6,082)

Net loss per share of common stock attributable to Imperva, Inc. stockholders, basic and diluted	$(0.07)	$(0.53)	$(0.21)	$(1.16)

Shares used in computing net loss per share of common stock, basic and diluted	22,583	5,392	22,443	5,223

(1) Stock-based compensation expense as included in above:
Cost of revenue	$104	$26	$159	$44
Research and development	260	30	387	48
Sales and marketing	439	85	700	143
General and administrative	363	152	588	341

Total stock-based compensation expense	$1,166	$293	$1,834	$576

IMPERVA, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of June 30, 2012	As of December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$59,855	$96,025
Short-term investments	40,407	1,587
Restricted cash, current	588	687
Accounts receivable, net	23,188	25,736
Inventory	383	442
Deferred tax assets	246	246
Prepaid expenses and other current assets	2,025	1,352

Total current assets	126,692	126,075
Property and equipment, net	4,061	4,026
Severance pay fund	2,693	2,652
Restricted cash	666	666
Deferred tax assets	46	46
Other assets	547	77

Total assets	$134,705	$133,542

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,420	$3,534
Accrued compensation and benefits	8,457	7,491
Accrued and other current liabilities	4,055	4,408
Deferred revenue	25,461	21,982

Total current liabilities	40,393	37,415
Other liabilities	2,361	2,856
Deferred revenue	11,012	10,943
Accrued severance pay	3,102	2,760

Total liabilities	56,868	53,974

Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	150,113	147,085
Accumulated deficit	(70,934)	(66,130)
Accumulated other comprehensive income (loss)	(510)	(616)

Total Imperva, Inc. stockholders’ equity	78,671	80,341
Noncontrolling interest	(834)	(773)

Total stockholders’ equity	77,837	79,568

Total liabilities and stockholders’ equity	$134,705	$133,542

IMPERVA, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the Six Months Ended
	June 30, 2012	June 30, 2011
Cash flows from operating activities:
Net loss	$(5,039)	$(6,362)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	850	720
Stock-based compensation	1,834	576
Revaluation of convertible preferred stock warrant liability	—	121
Amortization of premiums/accretion of discounts on ST investments	197	—
Changes in operating assets and liabilities:
Accounts receivable, net	2,548	173
Inventory	59	(97)
Prepaid expenses and other assets	(793)	(241)
Accounts payable	(1,114)	(1,104)
Accrued compensation and benefits	966	279
Accrued and other liabilities	(496)	(232)
Severance pay, net	301	44
Deferred revenue	3,548	3,234
Deferred tax assets	—	(34)
Other	(4)	27

Net cash provided by (used in) operating activities	2,857	(2,896)
Cash flows from investing activities:
Purchase of short-term investments	(41,256)	(988)
Proceeds from sales/maturities of short-term investments	2,310	1,870
Purchase of property and equipment	(885)	(709)
Change in other assets	(350)	—
Change in restricted cash	99	709

Net cash provided by (used in) investing activities	(40,082)	882
Cash flows from financing activities:
Proceeds from exercise of stock options	1,087	504
Repayment of revolving credit facility	—	(501)

Net cash provided by financing activities	1,087	3
Effect of exchange rate changes on cash	(32)	112

Net decrease in cash and cash equivalents	(36,170)	(1,899)
Cash and cash equivalents at beginning of period	$96,025	$16,410

Cash and cash equivalents at end of period	$59,855	$14,511

IMPERVA, INC. AND SUBSIDIARIES

(Reconciliation of GAAP to Non-GAAP Measures)

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
GAAP operating loss	$(1,449)	$(2,789)	$(4,600)	$(5,921)
Plus:
Stock-based compensation expense	1,166	293	1,834	576

Non-GAAP operating loss	$(283)	$(2,496)	$(2,766)	$(5,345)

GAAP net loss attributable to Imperva, Inc. stockholders	$(1,533)	$(2,876)	$(4,804)	$(6,082)
Plus:
Stock-based compensation expense	1,166	293	1,834	576

Non-GAAP net loss	$(367)	$(2,583)	$(2,970)	$(5,506)

Weighted average shares outstanding, basic and diluted	22,583	5,392	22,443	5,223
Plus:
Additional weighted average shares giving effect to initial public offering and conversion of convertible preferred stock at the beginning of the period	—	10,761	—	10,761

Shares used in computing Non-GAAP net loss per share, basic and diluted	22,583	16,153	22,443	15,984

Non-GAAP net loss, basic and diluted	$(0.02)	$(0.16)	$(0.13)	$(0.34)

- Due to rounding, totals may not equal the sum of the line items in the table above.

Use of Non-GAAP Financial Information

In addition to the reasons stated above, which are generally applicable to each of the items Imperva excludes from its non-GAAP financial measures, Imperva believes it is appropriate to exclude or give effect to certain items for the following reasons:

Stock-Based Compensation: When evaluating the performance of its consolidated results, Imperva does not consider stock-based compensation charges. Likewise, the Imperva management team excludes stock-based compensation expense from its operating plans. In contrast, the Imperva management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Imperva places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants.

Imperva believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its business.

Conversion of Preferred and Shares from Initial Public Offering: Imperva believes it is useful to provide a non-GAAP financial measure that gives pro forma effect to the conversion of preferred stock and issuance of common stock in connection with Imperva’s initial public offering as if both had happened at the beginning of each period presented in order to have an alternative way to evaluate per share performance on a comparative basis.

Investor Relations Contact Information

Seth Potter

646.277.1230

IR@imperva.com

Seth.Potter@icrinc.com